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                                                                 Exhibit 10.32

                     FORM OF CLASS C PREFERENCE AGREEMENT

         CLASS C PREFERENCE AGREEMENT, dated as of ________, 1998 among Front Royal, Inc, a North Carolina Corporation (the "Company") and the holders (the "Class C Shareholders") of the Company's Class C Common Stock, no par value (the "Class C Common Stock") as of the date hereof who are signatories hereto.

         WHEREAS, the Class C Shareholders currently are entitled, among other things, to elect two members of the Company's Board of Directors (the "Board"), to approve, as a class, certain corporate transactions and, in the event of a liquidation of the Company or similar transaction, to receive from the proceeds available to holders of all common stock an amount equal to the greater of $4.00 per share of Class C Common Stock or the pro rata amount distributable to all common shareholders assuming all three classes of the Company's common stock were a single class;

         WHEREAS, in connection with the Company's proposed initial public offering (the "Offering") the Company has adopted and the Company's shareholders have approved a Plan of Recapitalization (the "Plan of Recapitalization"; capitalized terms used herein without definition have the meanings assigned to them in the Plan of Recapitalization), pursuant to which, among other things, each of the Company's three classes of common stock will be converted (the "Common Stock Conversion") into one class of common stock, no par value (the "Common Stock");

         WHEREAS, as a result of the Common Stock Conversion the Class C Shareholders will lose (i) their ability to elect two directors of the Board,
(ii) their ability to vote as a class on any matters and (iii) their liquidation preference; and

         WHEREAS, pursuant to the Plan of Recapitalization the Company has agreed to enter into this Agreement to provide the Class C Shareholders with a contractual liquidation preference that is substantially equivalent to the one that they are losing as result of the Offering.

         NOW THEREFORE, for good and valid consideration, the receipt and sufficiency of which is hereby confirmed, the Company and the Series C Shareholders who are signatories hereto hereby agree as follows:

         1. Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Class C Shareholders shall be entitled to receive from the Company, out of the proceeds available for distribution to holders of the Common Stock after payment of or the setting aside of all funds necessary to pay all creditors of the Company and all amounts payable to the holders of any senior securities, without regard to any Class C Shareholder preference, for each share of Common Stock ("C Common Stock") received by them in exchange for their Class C Common Stock and owned by them as of such liquidation, dissolution or winding up of the Company, out of the proceeds from such


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liquidation, dissolution or winding up, an amount equal to the greater of (i)
the Liquidation Preference Amount or (ii) the amount which would be distributable on account of each share of Common Stock as a result of such liquidation, dissolution or winding up of the Corporation. If the Class C Shareholders are to receive the Liquidation Preference Amount pursuant to (i) above, it shall be paid in full immediately prior to any distribution made with respect to the shares of Common Stock, other than the C Common Stock, and once such amount has been paid the C Common Stock shall automatically be cancelled and the Class C Shareholders shall not be entitled to any additional payments from the Company on account of the C Common Stock.. If the Class C Shareholders are to receive the payment pursuant to (ii) above, then they shall be treated identically to all other holders of the Common Stock upon such liquidation, dissolution or winding up of the Company.

              (b) For purposes of this Agreement, "Liquidation Preference Amount" shall mean $4.00 per share of C Common Stock, which amount shall be adjusted to $6.67 per share of C Common Stock subsequent to the Reverse Stock Split, and further adjusted upward or downward, as appropriate, to reflect any stock dividends, stock splits, combinations of shares or similar transactions thereafter affecting the number of shares of C Common Stock outstanding.

              (c) If the Class C Shareholders are to receive the Liquidation Preference Amount, and the amount actually available is insufficient to pay in full the Liquidation Preference Amount, then the entire assets to be distributed on account of such liquidation, dissolution or winding up shall be distributed among the Class C Shareholders ratably based on the number of shares of C Common Stock owned by each such Class C Shareholder.

         2. Assignment. The preference granted by this Agreement is solely for the benefit and shall only apply to the Class C Shareholders who are signatories hereto, and such preference is not assignable or transferrable in any manner, by operation of law or otherwise and such preference shall terminate with respect to each share of C Common Stock upon any sale, transfer or disposition of C Common Stock.

         3. Effective Date. This Agreement shall become effective simultaneously with the effectiveness of the Plan of Recapitalization.

         4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no other oral or written agreements or understandings in regard to the subject matter hereof. This Agreement may be altered or amended only by written instrument executed by the parties hereto.

         5. Counterpart; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such

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signature shall create a valid and binding obligation of the party executing
(or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                               COMPANY:

                               FRONT ROYAL INC.


                               By:_________________________
                                  Name:
                                  Title:


                               HOLDERS OF CLASS C STOCK


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